As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-224424

Registration No. 333-225768

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	3841	36-4528166
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Suite B14402
Cambridge, MA 02139
(617) 863-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Toselli, M.D.

President and Chief Executive Officer

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402
Cambridge, MA 02139
(617) 863-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemary G. Reilly, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to (i) the Registration Statement on Form S-1 (File No. 333-224424) of InVivo Therapeutics Holdings Corp. (the “Registrant”) originally declared effective by the Securities and Exchange Commission (the “SEC”) on June 20, 2018 (the “Initial Registration Statement”) and (ii) the Registration Statement on Form S-1 (File No. 333-225768) of the Registrant filed pursuant to pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on June 20, 2018, which became effective upon filing (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”).

The Registrant is filing this Post-Effective Amendment No. 1 (i) pursuant to the undertakings in the Registration Statements to update and supplement the information contained in the Registration Statements to, among other things, include the Registrant’s consolidated financial statements and the notes thereto for the fiscal year ended December 31, 2018, which were filed with the Registrant’s Annual Report on Form 10-K that was filed with the SEC on April 1, 2019, and (ii) to provide for forward incorporation by reference into the Registration Statements of reports filed by the Registrant pursuant to the Securities Exchange Act of 1934, as amended, after the effective date of this Post-Effective Amendment No. 1, as permitted for smaller reporting companies (as defined in Rule 405 under the Securities Act) pursuant to Item 12(b) of Form S-1.

The Registration Statements, as amended by this Post-Effective Amendment No. 1, relate solely to the registration of an aggregate of 7,586,711 shares of our common stock, par value $0.00001 per share, of the Registrant underlying Series A warrants previously issued and sold by the Company.  The Registrant’s issuance and sale of these Series A warrants was also registered under the Registration Statements.  No additional securities are being registered pursuant to this Post-Effective Amendment No. 1.  All applicable registration fees were paid in connection with the initial filings of the Registration Statements.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 1 is a combined prospectus, and this filing constitutes a post-effective amendment to each of the Initial Registration Statement and the 462(b) Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 21, 2019

Preliminary Prospectus

InVivo Therapeutics Holdings Corp.

7,586,711 Shares of Common Stock Underlying Previously Issued Warrants

This prospectus relates to the offer and sale by us of 7,586,711 shares (the “Warrant Shares”) of our common stock issuable upon the exercise of outstanding Series A warrants (the “Series A warrants”) that we issued and sold in June 2018 in a public offering of 1,378,400 shares of common stock together with Series A warrants to purchase 1,378,400 shares of common stock, and pre-funded warrants to purchase 6,242,811 shares of common stock together with Series A warrants to purchase 6,242,811 shares of common stock.  The Series A warrants have an exercise price of $2.00 per share.  Each Series A warrant is exercisable in full and expires five years from the date of issuance.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVIV.” On June 20, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.75 per share.

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus the “Risk Factors” section included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which is incorporated herein by reference, for a discussion of information that you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged by us to facilitate the sale of the Warrant Shares in this offering.  We will receive all of the proceeds from any cash exercise of the Series A warrants.  All costs associated with this registration were borne by us.  See “Plan of Distribution” beginning on page 23 of this prospectus for more information on this offering.

Prospectus dated            , 2019

i

ABOUT THIS PROSPECTUS

The registration statements we filed with the Securities and Exchange Commission (the “SEC”) include exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page 4 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.  Except where the context otherwise requires, the terms “we,” “us,” “our,” “InVivo” or “the Company” refer to the business of InVivo Therapeutics Holdings Corp., a Nevada corporation, and its wholly-owned subsidiary.

Business Overview

Overview

We are a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries, or SCIs. Our mission is to redefine the life of the SCI patient, and we seek to develop treatment options intended to provide meaningful improvement in patient outcomes following SCI. Our approach to treating acute SCIs is based on our investigational Neuro-Spinal Scaffold implant, a bioresorbable polymer scaffold that is designed for implantation at the site of injury within a spinal cord and is intended to treat acute SCI. The Neuro-Spinal Scaffold implant incorporates intellectual property licensed under an exclusive, worldwide license from Boston Children’s Hospital and the Massachusetts Institute of Technology. We also plan to evaluate other technologies and therapeutics that may be complementary to our development of the Neuro-Spinal Scaffold implant or offer the potential to bring us closer to our goal of redefining the life of the SCI patient.

THE OFFERING

Securities offered by us in this offering:	7,586,711 Warrant Shares

Description of Series A warrants:	The Series A warrants entitle holders to purchase shares of our common stock at an exercise price of $2.00 per share for a period of five years from the date of issuance.

Common stock outstanding after this offering	16,897,781 shares of common stock, assuming exercise of the Series A warrants in full.

Use of proceeds

We intend to use the net proceeds, if any, from this offering for conducting our INSPIRE 2.0 study for our Neuro-Spinal Scaffold implant or for other business development activities, as well as for working capital and general corporate purposes. See “Use of Proceeds” on page 11 of this prospectus.

Dividend policy

We have never paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

Risk factors

See “Risk Factors” beginning on page 4 and the other information included elsewhere or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our equity securities.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “NVIV.” There is no established trading market for the Series A warrants and we do not expect a trading market to develop. We do not intend to list the Series A warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A warrants will be extremely limited.

The number of shares of common stock to be outstanding immediately after this offering is based on 9,311,070 shares of our common stock outstanding as of March 31, 2019, and excludes:

•                  86,419 shares of common stock issuable upon the exercise of warrants, other than the Series A warrants, outstanding as of March 31, 2019 at a weighted average exercise price of $248.92 per share;

•                  127,390 shares of common stock issuable upon the exercise of options at a weighted average exercise price of $39.00 per share and 9,500 shares of common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2019 pursuant to our stock incentives plans (collectively, the “Incentive Plan”);

•                  204,175 shares of common stock available for future issuance under the Incentive Plan and 401(k) plan as of March 31, 2019;

•                  7,923 shares of common stock reserved for future sale under our employee stock purchase plan as of March 31, 2019; and

•                  500 shares of common stock issued since March 31, 2019.

Unless otherwise indicated, all information in this prospectus reflects and assumes:

•      no exercise of the outstanding options or warrants described in the bullets above; and

•      a one-for-twenty-five reverse stock split of our common stock that was effected on April 16, 2018.

RISK FACTORS

The following risk factors, together with all of the other information included or incorporated in this prospectus, should be carefully considered. If any of the following risks in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission from time to time that are incorporated by reference herein, either alone or taken together, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock could decline, and stockholders may lose all or part of their investment.

Risks Related to This Offering and Our Common Stock

The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•                  the status, completion, and/or results of our clinical trials;

•                  actual or anticipated variations in our operating results;

•                  announcements of developments by us or our competitors;

•                  regulatory actions regarding our products;

•                  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;

•                  adoption of new accounting standards affecting our industry;

•                  additions or departures of key personnel;

•                  sales of our common stock or other securities in the open market; and

•                  other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, to conduct our INSPIRE 2.0 clinical trial, for business development opportunities, and for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates.

There is no public market for the Series A warrants.

There is no established public trading market for the Series A warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series A warrants will be limited.

Holders Series A warrants have no rights as common stockholders until such holders exercise their Series A warrants and acquire our common stock.

Until holders of Series A warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the Series A warrants. Upon exercise of the Series A warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Series A warrants are speculative in nature.

The Series A warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A warrants may exercise their right to acquire the common stock and pay an exercise price of $2.00 per share of common stock, subject to certain adjustments, prior to five years from the date of issuance in the case of the Series A warrants, after which date any unexercised Series A warrants will expire and have no further value. Moreover, the market value of the Series A warrants, if any, is uncertain. The Series A warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Series A warrants, and consequently, it may not ever be profitable for holders of the Series A warrants to exercise such warrants.

In the foreseeable future, we do not intend to pay cash dividends on shares of our common stock so any investor gains will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any gains to stockholders will therefore be limited to the increase, if any, in our share price.

In the event that we fail to satisfy any of the listing requirements of the Nasdaq Capital Market, our Common Stock may be delisted, which could affect our market price and liquidity.

Our common stock is listed on the Nasdaq Capital Market. For continued listing on the Nasdaq Capital Market, we will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. For example, we have previously received deficiency letters due to the failure to maintain the minimum bid price and the failure to meet stockholder equity requirements.  As a result, we needed to implement a reverse split, transfer to the Nasdaq Capital Market (from the Nasdaq Global Market), and implement a warrant amendment.

In the event that we fail to satisfy any of the listing requirements of the Nasdaq Capital Market, our common stock may be delisted. If our securities are delisted from trading on the Nasdaq Capital Market, and we are not able to list our securities on another exchange, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including:

•      a limited availability of market quotations for our securities;

•      a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities; and

•      a limited amount of news and analyst coverage.

Anti-takeover effects of certain provisions of our articles of incorporation and Nevada state law may discourage or prevent a takeover.

Our articles of incorporation divide our Board of Directors into three classes, with three-year staggered terms. The classified board provision could increase the likelihood that, in the event an outside party acquired a controlling block of our stock, incumbent directors nevertheless would retain their positions for a substantial period, which may have the effect of discouraging, delaying, or preventing a change in control. In addition, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations, or Nevada corporations that elect to be subject to the law, and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the transaction by which the stockholder becomes an interested stockholder in advance, or the proposed combination in advance of the stockholder becoming an interested stockholder. The acquisition of any combination of shares of our common stock and/or Series A warrants that would result in a holder’s beneficial ownership (as defined by Nevada law) of more than 9.99% of our outstanding common stock or otherwise could cause such purchaser, its affiliates, or associates (each as defined by Nevada law) to be an “interested stockholder.”

The proposed combination may be approved after the stockholder becomes an interested stockholder with preapproval by the board of directors and a vote at a special or annual meeting of stockholders holding at least 60% of the voting power not owned by the interested stockholder or his/her/ its affiliates or associates. After the two-year moratorium period, additional stockholder approvals or fair value requirements must be met by the interested shareholder up to four years after the stockholder became an interested stockholder. In addition, we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. Currently, we believe that we have less than 100 stockholders of record who are residents of Nevada, and are therefore not subject to the control share laws.

The provisions of our articles of incorporation and Nevada’s business combination and control share laws make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in our stockholders’ interest or might result in a premium over the market price for our common stock.

We may issue additional equity securities in the future, which may result in dilution to existing investors and investors purchasing securities in this offering.

We may seek the additional capital necessary to fund our operations through public or private equity offerings, debt financings, and collaborative and licensing arrangements.  Although investors purchasing shares in this offering by exercising their warrants will not experience immediate dilution because the effective price per share of the common stock is lower than the net tangible book value per share of our common stock, to the extent we raise additional capital by issuing equity securities, including in a debt financing where we issue convertible notes or notes with warrants and any shares of our common stock to be issued in a private placement, our stockholders may experience substantial dilution. We may, from time to time, sell additional equity securities in one or more transactions at prices and in a manner we determine. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per fixed combination in this offering. If we sell additional equity securities, existing stockholders may be materially diluted. In addition, new investors could gain rights superior to existing stockholders, such as liquidation and other preferences. In addition, the exercise or conversion of outstanding options or warrants to purchase shares of capital stock may result in dilution to our stockholders upon any such exercise or conversion.

In addition, as of March 31, 2019, 204,175 shares remained available to be awarded under our Incentive Plan. Further, an aggregate of 136,890 shares of our common stock could be delivered upon the exercise or conversion of outstanding stock options or restricted stock units under the Incentive Plan and other equity incentive plans we previously assumed. We may also issue additional options, warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions, technology licenses, financings, strategic licenses, or other strategic transactions. To the extent these options are exercised, existing stockholders would experience additional ownership dilution.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include statements made regarding our commercialization strategy, future operations, cash requirements and liquidity, capital requirements, and other statements on our business plans and strategy, financial position, and market trends. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements, including factors such as our ability to raise substantial additional capital to finance our planned operations and to continue as a going concern; our ability to execute our strategy and business plan; our ability to obtain regulatory approvals for our products, including the Neuro-Spinal Scaffold; our ability to successfully commercialize our current and future product candidates, including the Neuro-Spinal Scaffold; the progress and timing of our development programs; market acceptance of our products; our ability to retain management and other key personnel; our ability to promote, manufacture, and sell our products, either directly or through collaborative and other arrangements with third parties; and other factors detailed under “Risk Factors” on page 4 of this prospectus and in the section entitled “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2019 and in our most recent filings with the Securities and Exchange Commission from time to time and incorporated by reference herein. These forward-looking statements are only predictions, are uncertain, and involve substantial known and unknown risks, uncertainties, and other factors which may cause our actual results, levels of activity, or performance to be materially different from any future results, levels of activity, or performance expressed or implied by these forward-looking statements. Such factors include, among others, the following:

•                  our limited operating history and history of net losses;

•                  our ability to raise substantial additional capital to finance our planned operations and to continue as a going concern;

•                  our ability to initiate and complete the INSPIRE 2.0 Study to support our existing Humanitarian Device Exemption application;

•                  our ability to execute our strategy and business plan;

•                  our ability to obtain regulatory approvals for our current and future product candidates, including our Neuro-Spinal Scaffold implant;

•                  our ability to successfully commercialize our current and future product candidates, including our Neuro-Spinal Scaffold implant;

•                  the progress and timing of our current and future development programs;

•                  our ability to successfully open, enroll and complete clinical trials and obtain and maintain regulatory approval of our current and future product candidates;

•                  our ability to protect and maintain our intellectual property and licensing arrangements;

•                  our reliance on third parties to conduct testing and clinical trials;

•                  market acceptance and adoption of our current and future technology and products;

•                  our ability to promote, manufacture and sell our current and future products, either directly or through collaborative and other arrangements with third parties; and

•                  our ability to attract and retain key personnel.

We cannot guarantee future results, levels of activity, or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events.

For a more detailed discussion of these and other that may affect our business and that could cause our actual results to differentiate equally from those projected in these forward-looking statements, see the risk factors and uncertainties described under the heading “Risk Factors” in this prospectus and in Part II, Item 1A or our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019, and the other filings we make with the Securities and Exchange Commission from time to time that are incorporated by reference herein. The forward-looking statements contained in this prospectus and in any of the documents incorporated by reference are expressly qualified in their entirety by this cautionary statement. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

If all of the Series A warrants are exercised in cash at the exercise price of $2.00 per whole share of common stock, we would receive proceeds of approximately $15,173,422. We cannot predict when or if these Series A warrants will be exercised. It is possible that these Series A warrants may expire and may never be exercised. Additionally, the Series A warrants contain a cashless exercise provision that permit exercise of Series A warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

We currently expect to use the net proceeds from this offering, if any, to conduct our INSPIRE 2.0 clinical trial and for other business development activities, as well as for working capital and general corporate purposes. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, our management will have broad discretion and flexibility in applying the net proceeds from the sale of securities sold pursuant to this prospectus. In addition, our existing resources, together with the proceeds from this offering, may not be adequate to permit us to initiate such a trial, engage in such business development activities, or fund our operations over the longer term. We may need to secure additional resources to initiate such a trial, engage in such business development activities, and to support our continued operations. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, as well as our capitalization, as of March 31, 2019 as follows:

•                  on an actual basis; and

•                  as adjusted to give effect to the exercise of Series A warrants.

You should read this information together with our consolidated financial statements and related notes incorporated by reference in this prospectus. All share and per share numbers included in this section, and elsewhere in this prospectus, give effect to the 1-for-25 reverse split of our common stock, effective as of April 16, 2018.

	As of March 31, 2019
	(Unaudited)
	Actual	As Adjusted
	(in thousands, except share amounts)
Cash and cash equivalents	$13,203	$28,376
Stockholders’ equity
Common stock, $0.00001 par value — 25,000,000 shares authorized; 9,311,070 shares issued and outstanding, on an actual basis	1	1
Additional paid-in capital	223,508	238,681
Accumulated deficit	(209,965)	(209,965)
Total stockholders’ equity	13,544	28,717
Total capitalization	$13,544	$28,717

The information above is based on 9,311,070 shares of our common stock outstanding as of March 31, 2019, and excludes:

•                  86,419 shares of common stock issuable upon the exercise of warrants, other than the Series A warrants, outstanding as of March 31, 2019 at a weighted average exercise price of $248.92 per share;

•                  127,390 shares of common stock issuable upon the exercise of options at a weighted average exercise price of $39.00 per share and 9,500 shares of common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2019 pursuant to the Incentive Plan;

•                  204,175 shares of common stock available for future issuance under the Incentive Plan and 401(k) plan as of March 31, 2019;

•                  7,923 shares of common stock reserved for future sale under our employee stock purchase plan as of March 31, 2019;

•                  500 shares of common stock issued since March 31, 2019.

Unless otherwise indicated, all information in this prospectus reflects and assumes:

•      no exercise of the outstanding options or warrants described in the bullets above; and

•      a one-for-twenty-five reverse stock split of our common stock that was effected on April 16, 2018.

DESCRIPTION OF SECURITIES

Common Stock

We have authorized 25,000,000 shares of capital stock, par value $0.00001 per share, all of which are shares of common stock. As of March 31, 2019, there were 9,311,070 shares of common stock issued and outstanding. The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock.  All shares of common stock will, when issued, be duly authorized, fully paid and non-assessable. Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

The holders of our common stock are entitled to one vote per share. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Additionally, any alteration, amendment or appeal of any provision of our bylaws would require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Company entitled to vote, voting together as a single class. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution after payment of our liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

The foregoing description summarizes important terms of our capital stock, but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as amended, and our amended and restated bylaws, as may be amended from time to time.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.   Our common stock is listed on the Nasdaq Capital Market under the symbol “NVIV.”

Series A warrants

We are offering 7,586,711 shares, or the Warrant Shares, of our common stock issuable upon the exercise of outstanding Series A warrants, as , or the Series A warrants, that we issued and sold in June 2018 in a public offering of 1,378,400 shares of common stock together with Series A warrants to purchase 1,378,400 shares of common stock, and pre-funded warrants to purchase 6,242,811 shares of common stock together with Series A warrants to purchase 6,242,811 shares of common stock. The Series A warrants have an exercise price of $2.00 per share.

The following summary of certain terms and provisions of the Series A warrants pre-funded warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Investors should carefully review the terms and provisions of the form of Series A warrant for a complete description of the terms and conditions of the Series A warrants.

Duration and Exercise Price

Each Series A warrant has an initial exercise price equal to $2.00 per share of common stock. The Series A warrants are immediately exercisable in full and expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series A warrants were issued separately from the common stock.

Exercisability

The Series A warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Series A warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants and Nevada law.

Cashless Exercise

If, at the time a holder exercises its Series A warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series A warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, a Series A warrant may be transferred at the option of the holder upon surrender of the Series A warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Series A warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series A warrants is listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Series A warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series A warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A warrants will be entitled to receive upon exercise of the Series A warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Series A warrants have the right to require us or a successor entity to redeem the Series A warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Series A warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, including a fundamental transaction where the successor entity’s stock is not listed on a trading market, the holders of the Series A warrants have the right to require us or a successor entity to redeem the Series A warrant for the same type and amount of consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Series A warrant on the date of the consummation of the fundamental transaction.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK AND SERIES A WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and Series A warrants to purchase the shares of our common stock we are offering in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or Series A warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock and Series A warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances.  This discussion also does not address the special tax rules applicable to particular holders, such as:

•                  financial institutions;

•                  brokers or dealers in securities;

•                  tax-exempt organizations;

•                  pension plans;

•                  regulated investment companies;

•                  owners that hold our common stock or Series A warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•                  insurance companies;

•                  controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

•                  certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or Series A warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock or Series A warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or Series A warrants through a partnership or other pass-through entity, as applicable.

The discussion of U.S. federal income tax considerations is for information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock and Series A warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock or Series A warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or Series A warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Series A Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Series A warrant equal to the exercise price of the Series A warrant, increased by the U.S. Holder’s adjusted tax basis in the Series A warrant exercised. The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the Series A warrant will begin on the date of exercise of the Series A warrant, and will not include any period for which the U.S. Holder held the Series A warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Series A warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of Series A warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Series A warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Series A warrants.

The lapse or expiration of a Series A warrant will be treated as if the U.S. Holder sold or exchanged the Series A warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Series A warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Series A Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the Series A warrants, or an adjustment to the exercise price of the Series A warrants, may be treated as a constructive distribution to a U.S. Holder of the Series A warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). In addition, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the Series A warrants, then we may, in certain circumstances, make a corresponding distribution to a Series A warrant holder. The taxation of a distribution received with respect to a Series A warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and adjustments on the Series A warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.  In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “— Gain on Disposition of Our Common Stock or Series A Warrants.”

Gain on Disposition of Our Common Stock or Series A Warrants

Upon a sale or other taxable disposition of our common stock or Series A warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or Series A warrants.  Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or Series A warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or Series A warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and Series A warrants and to the proceeds of a sale or other disposition of common stock, Series A warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Series A Warrants

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the exercise of the Series A warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of Series A warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Series A warrants.

The expiration of a Series A warrant will be treated as if the Non-U.S. Holder sold or exchanged the Series A warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Series A warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Series A warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on the Series A Warrants

As described under “—U.S. Holders— Certain Adjustments to the Series A Warrants,” an adjustment to the Series A warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below, and the tax treatment of a distribution on a warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Series A warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.  In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.”

Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “— Information Reporting and Backup Withholding” and “— Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Gain on Disposition of Our Common Stock or Series A Warrants

Subject to the discussions below under the sections titled “— Information Reporting and Backup Withholding” and “— Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or Series A warrants unless

•         the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•         the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•         we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the common stock or Series A warrants, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Series A warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Series A warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

See the sections titled “— Information Reporting and Backup Withholding” and “— Foreign Accounts” below for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock or Series A warrants paid to foreign financial institutions or non-financial foreign entities.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock or Series A warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (including constructive dividends) on our common stock or Series A warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or Series A warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, common stock and Series A warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends on our common stock and Series A warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock and Series A warrants, under recently proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section.  Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Series A warrants.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a Non-U.S. Holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.  The foregoing may also apply to Series A warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or Series A warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

In accordance with the terms of the Series A warrants to purchase the Warrant Shares we are offering in this offering, we will issue such Warrant Shares to the holders upon due exercise of the Series A warrants.  No underwriter or other person has been engaged by us to facilitate the sale of the Warrant Shares we are offering in this offering.  We will receive all of the proceeds from any cash exercise of the Series A warrants.  All costs associated with this registration were borne by us.

Each Series A warrant has an exercise price of $2.00 per share, is exercisable in full and will expire on the fifth anniversary the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

If, at the time a holder exercises its Series A warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A warrants under the Securities Act of 1933, as amended, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A warrants.

The Series A warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of a Series A warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series A warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants. Purchasers of Series A warrants were also able to elect prior to the issuance of Series A warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

No fractional shares of common stock will be issued upon the exercise of the Series A warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada, and certain other legal matters will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

Experts

The consolidated financial statements of InVivo Therapeutics Holdings Corp. and Subsidiary as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 incorporated in this Prospectus by reference from the InVivo Therapeutics Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated  in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.invivotherapeutics.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC registration statements under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statements including the attached exhibits, contain additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statements. You can obtain a copy of the registration statements at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statements and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.invivotherapeutics.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37350) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed), prior to the termination of this offering:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019;

•                  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2019;

•                  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 10, 2019;

•                  Our Current Reports on Form 8-K, filed with the SEC on January 4, 2019, January 14, 2019 and June 14, 2019; and

•                  The description of our common stock contained in our Registration Statement on Form 8-A filed on April 15, 2015, including any amendments or reports filed for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

InVivo Therapeutics Holdings, Inc.

Attn: Secretary

One Kendall Square, Suite B14402
Cambridge, MA 02139
(617) 863-5500

You may also access the documents incorporated by reference in this prospectus through our website at www.invivotherapeutics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statements of which it forms a part.

7,586,711 Shares of Common Stock
Underlying Previously Issued Warrants

Prospectus

         , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the listing fee.

	Amount to be Paid

SEC registration fee	$—	(1)
Printing fees and expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	13,125
Total	$43,125

(1)   Previously paid in connection with the registration of the offering and sale of the common units of which the warrants to purchase the shares of our common stock we are offering were a part.

Each of the amounts set forth above, other than the registration fee and the FINRA filing fee, is an estimate.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles of incorporation require that we indemnify our officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. Nevada Revised Statutes, or NRS, Sections 78.7502 and 78.751 provide us with the power, and subject to certain conditions, the obligation to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must either not be liable for a breach of a fiduciary duty, pursuant to NRS Section 78.138, or have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing to repay the expenses if it is determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified.

Our bylaws include an indemnification provision, supplementing such similar provisions under our articles of incorporation and the indemnification agreements we entered into with each of our officers and directors, under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company, except to the extent it is determined by a court of competent jurisdiction after exhaustion of all  appeals therefrom in such action that such person was liable for gross negligence or willful misconduct. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts unless it is determined that the party is entitled to be indemnified under our bylaws. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.  Our bylaws do not eliminate or limit the liability of a director for: (i) an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of NRS 78.300.  These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act in which case such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers.

We have entered into an indemnification agreement with each of our officers and directors pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as officers or directors of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended, or the “Securities Act”.

On January 14, 2019, we granted to our new chief financial offer a stock option to purchase 90,000 shares of our common stock with an exercise price of $1.53 per share. The option was granted as an inducement grant made outside of our Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4) and in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act relating to a transaction by an issuer not involving any public offering, to the extent an exemption from such registration was required. The option has a ten-year term and vests as to one-third (1/3) of the shares on January 14, 2020, one third (1/3) of the shares on January 14, 2021 and the remaining one third (1/3) of the shares on January 14, 2022. There are also provisions allowing for acceleration of vesting if certain conditions are met, and vesting is subject to the chief financial officer’s continued service with our company through the applicable vesting date. We filed a registration statement on Form S-8 (File No. 333-230644) to register the shares of common stock underlying the option on April 1, 2019.

On January 25, 2018, we entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park. We issued 17,192 shares of common stock to Lincoln Park in consideration for entering into the Purchase Agreement and have subsequently issued an additional 256,804 shares of common stock, for aggregate proceeds of $3.1 million net of issuance costs, under the Purchase Agreement, which has been terminated.

On August 10, 2017, we issued an aggregate of 80,857 shares of common stock to certain holders of warrants, dated May 9, 2014, equivalent to 3.5 times the number of shares of common stock issuable to such holders, in exchange for their warrants to purchase an aggregate of 23,102 shares of common stock at the $96.75 exercise price under the warrants as of the date of the exchange. The warrants exchanged in this transaction were subsequently cancelled and terminated.

On August 10, 2016, one of our investors exercised a warrant covering 289 shares of common stock via cashless exercise, and we issued 111 shares of common stock as a result of such exercise. The investor represented that he was an accredited investor and was acquiring the securities for his own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that he could bear the risks of the investment and could hold the securities for an indefinite period of time. Appropriate legends were affixed to the instruments representing such securities issued.

Unless otherwise noted, all of the transactions described in this Item 15 did not involve underwriters and were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act in that such sales did not involve a public offering, under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701, or under Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated October 4, 2010, by and between Design Source, Inc. and InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 2.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on October 6, 2010).

2.2

Agreement and Plan of Merger and Reorganization, dated as of October 26, 2010, by and among InVivo Therapeutics Holdings Corp. (f/k/a Design Source, Inc.), a Nevada corporation, InVivo Therapeutics Acquisition Corp., a Delaware corporation and InVivo Therapeutics Corporation, a Delaware corporation (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 1, 2010).

3.1

Articles of Incorporation of InVivo Therapeutics Holdings Corp., as amended (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as filed with the SEC on August 4, 2016).

3.2

Certificate of Amendment to Articles of Incorporation of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 1, 2017).

3.3

Amended and Restated Bylaws of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC on May 6, 2016).

3.4

Certificate of Change Pursuant to NRS 78.209 filed with the Nevada Secretary of State, dated April 13, 2018 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 16, 2018).

3.5

Certificate of Amendment to Articles of Incorporation of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 1, 2018).

4.1

Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 15, 2012).

4.2

Warrant dated October 5, 2012 issued to Massachusetts Development Finance Agency (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on October 9, 2012).

4.3	Form of Warrant of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 6, 2014).
4.4	Form of Warrant Agreement (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 15, 2016).
4.5!	Form of Series A Warrant (incorporated by reference from Exhibit 10.35 to the Company’s Registration Statement on Form S-1/A (File No. 333- 224424) as filed with the SEC on June 14, 2018).
4.6!	Form of Series B Warrant (incorporated by reference from Exhibit 10.35 to the Company’s Registration Statement on Form S-1/A (File No. 333- 224424) as filed with the SEC on June 14, 2018).
4.7!

Amendment to Warrant Agency Agreement, by and between InVivo Therapeutics Holdings Corp. and Continental Stock Transfer & Trust Company, as Warrant Agent, dated September 27, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on September 28, 2018).

5.1!	Opinion of Ballard Spahr LLP
10.1*

InVivo Therapeutics Corp. 2007 Employee, Director and Consultant Stock Plan (incorporated by reference from Exhibit 10.9 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 1, 2010).

10.2(i)*

Form of Incentive Stock Option Agreement by and between InVivo Therapeutics Corp. and participants under the 2007 Employee, Director and Consultant Stock Plan (incorporated by reference from Exhibit 10.11(i) to the Company’s Current Report on Form 8-K, as filed with the SEC on November 1, 2010).

10.2(ii)*

Form of Non-Qualified Stock Option Agreement by and between InVivo Therapeutics Corp. and participants under the 2007 Employee, Director and Consultant Stock Plan (incorporated by reference from Exhibit 10.11(ii) to the Company’s Current Report on Form 8-K, as filed with the SEC on November 1, 2010).

10.3*

InVivo Therapeutics Holdings Corp. 2010 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Schedule 14A Proxy Statement, as filed with the SEC on April 19, 2013).

10.4(i)*

Form of Incentive Stock Option Agreement by and between InVivo Therapeutics Holdings Corp. and participants under the 2010 Equity Incentive Plan (incorporated by reference from Exhibit 10.12(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 24, 2011).

10.4(ii)*

Form of Non-Qualified Stock Option Agreement by and between InVivo Therapeutics Holdings Corp. and participants under the 2010 Equity Incentive Plan (incorporated by reference from Exhibit 10.12(ii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 24, 2011).

10.5

Form of Scientific Advisory Board Agreement entered into by InVivo Therapeutics Corp. (incorporated by reference from Exhibit 10.13 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 1, 2010).

10.6

Exclusive License Agreement dated July 2007 between InVivo Therapeutics Corporation and Children’s Medical Center Corporation (incorporated by reference from Exhibit 10.1 to Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2011, as filed with the SEC on July 18, 2011).

10.7

Amendment One to the Exclusive License, dated May 12, 2011, by and between Children’s Medical Center Corporation and InVivo Therapeutics Corporation (incorporated by reference from Exhibit 10.22 to the Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (File No. 333-171998), as filed with the SEC on July 19, 2011).

10.8

Amendment Two to the Exclusive License, dated August 29, 2017, by and between Children’s Medical Center Corporation and InVivo Therapeutics Corporation (incorporated by reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2017, as filed with the SEC on January 3, 2018).

10.9

Form of Indemnification Agreement (for directors and officers) (incorporated by reference from Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-171998), as filed with the SEC on February 1, 2011).

10.10

Lease Agreement, dated November 30, 2011, between InVivo Therapeutics Corporation and RB Kendall Fee, LLC (incorporated by reference from Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (File No. 333-178584), as filed with the SEC on December 16, 2011).

10.11

Lease Guaranty, dated November 30, 2011, by InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (File No. 333-178584), as filed with the SEC on December 16, 2011).

10.12

First Amendment of Lease between InVivo Therapeutics Corporation and RB Kendall Fee, LLC, dated September 17, 2012 (incorporated by reference from Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 12, 2013).

10.13

Second Amendment of Lease between InVivo Therapeutics Corporation and RB Kendall Fee, LLC, dated October 31, 2017 (incorporated by reference from Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 12, 2018).

10.14*

InVivo Therapeutics Holdings Corp. Annual Cash Bonus Plan for Executive Officers (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 8, 2012).

10.15

Promissory Note dated October 5, 2012 in favor of Massachusetts Development Finance Agency (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on October 9, 2012).

10.16

Purchase Agreement, dated January 25, 2018, between InVivo Therapeutics Holdings Corp. and Lincoln Park Capital Fund, LLC (incorporated by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on January 26, 2018).

10.17

Registration Rights Agreement, dated January 25, 2018, between InVivo Therapeutics Holdings Corp. and Lincoln Park Capital Fund, LLC (incorporated by reference from Exhibit 1.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 26, 2018).

10.18*	InVivo Therapeutics Holdings Corp. Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 16, 2015).
10.19*	InVivo Therapeutics Holdings Corp. 2015 Equity Incentive Plan (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 16, 2015).

10.20*

Consulting Agreement, dated June 29, 2017, by and between InVivo Therapeutics Holdings Corp. and Richard Toselli, M.D. (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, as filed with the SEC on August 8, 2017).

10.21*

Letter Agreement, dated December 17, 2017, by and between Mark D. Perrin and InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 10.26 to the Company’s Registration Statement on Form S-1/A (File No. 333-222738) as filed with the SEC on February 9, 2018).

10.22*

Employment Agreement, dated December 18, 2017, by and between Richard Toselli and InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 10.27 to the Company’s Registration Statement on Form S-1/A (File No. 333-222738) as filed with the SEC on February 9, 2018).

10.23*

Consulting Agreement, dated January 3, 2018, by and between Mark D. Perrin and InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 10.28 to the Company’s Registration Statement on Form S-1/A (File No. 333-222738) as filed with the SEC on January 1, 2018).

10.24*

Consulting Agreement, dated January 19, 2018, by and between Tamara L. Joseph and InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 10.29 to the Company’s Registration Statement on Form S-1/A (File No. 333-222738) as filed with the SEC on February 9, 2018).

10.25*

Letter Agreement, dated March 7, 2018, by and between Pamela Stahl and InVivo Therapeutics Holdings Corp (incorporated by reference from Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 12, 2018).

10.26

Form of Exchange Agreement, dated as of August 10, 2017, between InVivo Therapeutics Holdings Corp. and certain holders of warrants (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 10, 2017).

10.27	Assignment and Assumption of Lease and Consent at Landlord, dated May 3, 2018 by and among Shiseido Americas Corporation, ARE-MA Region No. 59 LLC and InVivo Therapeutics Holdings Corp.
10.28	Sublease, dated May 3, 2018, by and between Shiseido Americas Corporation and InVivo Therapeutics Holdings Corp.
10.29*	Letter Agreement, dated May 7, 2018, by and between Christopher McNulty and InVivo Therapeutics Holding Corp.
10.30*

Amendment to Employment Agreement, by and between InVivo Therapeutics Holdings Corp. and Richard Toselli, dated October 1, 2018 (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on October 5, 2018).

10.31*

Employment Agreement, dated December 24, 2018, between the Company and Richard Christopher (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on January 14, 2019).

10.32*

Nonstatutory Stock Option Agreement, dated January 14, 2019, between the Company and Richard Christopher (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on January 14, 2019).

21	Subsidiaries of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 21.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 1, 2010).
23.1+	Consent of RSM US LLP
23.2!	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
24.1!	Power of Attorney (contained on the signature pages to the registration statement)

*  Indicates a management contract or compensatory plan or arrangement.

+ Filed herewith.

! Previously filed

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on June 21, 2019.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: June 21, 2019	By:	/s/ Richard Toselli
Richard Toselli
President and Chief Executive Officer (Principal Executive Officer)

Date: June 21, 2019	By:	/s/ Richard Christopher
Richard Christopher
Chief Financial Officer (Principal Financial and Accounting Officer) and Treasurer

In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statements was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Richard Toselli	President and Chief Executive Officer (Principal Executive Officer) and Director	June 21, 2019
Richard Toselli

/s/ Richard Christopher	Chief Financial Officer (Principal Financial and Accounting Officer) and Treasurer	June 21, 2019
Richard Christopher

*	Director	June 21, 2019
Daniel Marshak

*	Director	June 21, 2019
C. Ann Merrifield

*	Director	June 21, 2019
Christina Morrison

*	Director	June 21, 2019
Richard Roberts

*By:	/s/ Richard Toselli
Richard Toselli
Attorney-in-Fact